Exhibit 10.8
AMENDMENT NO. 6 TO
REVOLVING CREDIT AGREEMENT
AMENDMENT NO. 6 TO REVOLVING CREDIT AGREEMENT, dated as of August 24, 2022 (this “Agreement”), by and among BDF ACQUISITION CORP., a Delaware corporation (the “Company” or the “Borrower Representative”), the other Credit Parties party hereto, ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.
RECITALS:
WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of February 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, including pursuant to Amendment No. 1 to Revolving Credit Agreement, dated as of June 17, 2016, Amendment No. 2 to Revolving Credit Agreement, dated as of June 18, 2018 and Joinder Agreement and Amendment No. 3 to Revolving Credit Agreement, dated as of September 18, 2019 and Joinder Agreement, Amendment No. 4 to Revolving Credit Agreement, dated as of May 12, 2021 and Amendment No. 5 to Revolving Credit Agreement, dated as of July 5, 2022, the “Existing Credit Agreement” and, as amended by this Agreement, the “Credit Agreement”), among BDF Intermediate, LLC, a Delaware limited liability company, the Company, the Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the “Borrowers”), the lending institutions from time to time party thereto, the Administrative Agent and Royal Bank of Canada, as Collateral Agent and Letter of Credit Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, the Company has requested that the Administrative Agent and the Lenders make certain amendments to the Existing Credit Agreement as further set forth herein and the Administrative Agent and the Lenders party hereto (which Lenders constitute all of the Lenders under the Existing Credit Agreement) are willing to make such amendments to the Existing Credit Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is, subject to the satisfaction of the applicable conditions precedent set forth in Section 2 of this Agreement, hereby amended as follows:
(a)    Amendments to Section 1.01.
(i)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in the correct alphabetical order:
“2022 First Lien Extended Term Loans” shall have the meaning provided to the term “Amendment No. 3 Extended Term Loans” in the First Lien Term Loan Agreement and any Permitted Refinancing thereof. As of the Amendment No. 6 Effective Date 2022 First Lien Extended Term Loans in an aggregate principal amount of $150,188,975.26 are outstanding with a stated final maturity date of February 12, 2026.

“2022 Equity Contribution” shall have the meaning provided to the term “Amendment No. 3 Equity Contribution” in the First Lien Term Loan Agreement
“Amendment No. 6” means that certain Amendment No. 6 to Revolving Credit Agreement, dated as of August 24, 2022, among the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 6 Effective Date” has the meaning assigned to such term in Amendment No. 6.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“First Lien Initial Term Loans” shall mean First Lien Term Loans outstanding on the Amendment No. 6 Effective Date (other than the 2022 First Lien Extended Term Loans) and any Permitted Refinancing thereof. As of the Amendment No. 6 Effective Date 2022 First Lien Initial Term Loans in an aggregate principal amount of $68,703,006.94 are outstanding with a stated final maturity date of August 12, 2023.
“Material Intellectual Property” means intellectual property that the loss of which will have a material and adverse effect on the business of Holdings and its Restricted Subsidiaries taken as a whole.
“Permitted Earlier Maturity First Lien Term Loans” means First Lien Initial Term Loans with a stated maturity date prior to February 12, 2026 in an aggregate outstanding principal amount of not more than $20,000,000.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(ii)    Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the “or” before clause (v) thereof with “,” and adding a new clause (vi) before the period at the end thereof as follows:
“or (vi) a Lender has become the subject of a Bail-In Action”
(iii)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Revolving Credit Maturity Date” in its entirety to read as follows:
“Revolving Credit Maturity Date” shall mean the earlier of (i) May 12, 2026 and (ii) either (A) prior to the Term Loan Extension Date, thirty (30) days prior to the earliest stated final maturity date applicable to any First Lien Term Loan (and any Permitted Refinancing thereof) or (B) on and after the Term Loan Extension Date, one hundred eighty (180) days prior to the earliest stated final maturity date applicable to any First Lien Term Loan (other than Permitted Earlier Maturity First Lien Term Loans) (and any Permitted Refinancing thereof).
(iv)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Term Loan Extension Date” in its entirety to read as follows:
“Term Loan Extension Date” means with respect to the First Lien Initial Term Loans, the date on which (x) the earliest stated final maturity date applicable to such First Lien Initial Term Loans (other than Permitted Earlier Maturity First Lien Term Loans) is extended to February 12, 2026 or later and/or (y) such First Lien Initial Term Loans (other than Permitted Earlier Maturity First Lien Term Loans) are refinanced with Indebtedness having an earliest stated final maturity date of February 12, 2026 or later; provided that the Term Loan Extension Date shall be deemed not to have occurred if it shall not have occurred on or prior to July 12, 2023 or if the foregoing clauses (x) and/or (y) are not applicable to all of the First Lien Initial Term Loans (other than Permitted Earlier Maturity First Lien Term Loans).
(v)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new paragraph immediately prior to the final paragraph thereof.
“Notwithstanding the foregoing or anything to the contrary contained herein, (i) none of Holdings, any Borrower nor any of their respective Restricted Subsidiaries shall transfer any Material Intellectual Property to any Unrestricted Subsidiary outside of the ordinary course of business and (ii) at the time of designation as an Unrestricted Subsidiary, no Subsidiary so designated shall own any Material Intellectual Property.”
(b)    Section 2.19 of the Existing Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:
“(d)    From and after April 12, 2023 until the First Lien Initial Term Loans are repaid in full, the Administrative Agent may establish in its Credit Judgement Borrowing Base Reserves in an amount equal to the difference (if positive) of (i) the aggregate outstanding amount of First Lien Initial Term Loans, less (ii) cash and Cash Equivalents subject to a Blocked Account Agreement in favor of the Collateral Agent. If any Borrowing Base Reserve is being established pursuant to this clause (d), the Borrower Representative will report to the Administrative Agent by 12:00 noon on each Business Day the amount of cash and Cash Equivalents subject to a Blocked Account Agreement in favor of the Collateral Agent as of the beginning of such Business Day on an account by account basis; provided that to the extent the Borrower Representative has not provided such information to the Administrative Agent, the amount of cash and Cash Equivalents subject to a Blocked Account Agreement in favor of the Collateral Agent shall be deemed to be $0 for purposes of this clause (d) until such time as the Borrower Representative has provided such information to the Administrative Agent.”
(c)    Section 9.11 of the Existing Credit Agreement is hereby amended to replace the parenthetical “(including pursuant to a Permitted Acquisition)” with the following:
“(including pursuant to a Permitted Acquisition and upon the formation of any Subsidiary that is a Division Successor)”
(d)    Section 10.1 of the Existing Credit Agreement is hereby amended by amending and restating the first parenthetical in clause (l)(i) thereof as follows:
“(in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries, proceeds of any Cure Amount or the proceeds of the 2022 Equity Contribution)”
(e)    Section 10.5 of the Existing Credit Agreement is hereby amended as follows:
(i)    Clauses (7), (9), (18) and (19) of Section 10.5(b) of the Existing Credit Agreement are hereby deleted and replaced with “[reserved];”;
(ii)    Clause (11) of Section 10.5(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“other Restricted Investments in an aggregate amount taken together with all other Restricted Investments made pursuant to this clause not to exceed the greater of (x) $15,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time made, provided that the Payment Conditions have been satisfied with respect thereto;”
(iii)    The last paragraph of Section 10.5 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Notwithstanding anything to the contrary contained herein, until the First Lien Initial Term Loans are repaid in full, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (x) make any Restricted Payment pursuant to clause (3) of Section 10.5(b), (y) make any Restricted Payment pursuant to clause (14) of Section 10.5(b) other than Restricted Investments or (z) make any voluntary principal payment on, or voluntarily redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any First Lien Initial Term Loans (other than (i) payments of principal from proceeds of Refinancing Indebtedness in respect thereof or (ii) to the extent that at the time of such payment, redemption, repurchase, defeasance or other acquisition or retirement for value the Payment Conditions are satisfied).”
(f)    Section 12.11 of the Existing Credit Agreement is hereby amended by adding the following language at the end of clause (a) thereof:
“provided that notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, in no event shall any Guarantor that is a Wholly-Owned Subsidiary as of the Closing Date or as of the date of joinder of such Wholly-Owned Subsidiary as a Guarantor cease to constitute a Guarantor under the Credit Documents solely as a result of such Guarantor ceasing to constitute a Wholly-Owned Subsidiary after the Closing Date (unless either (I) pursuant to a disposition or other asset sale (x) to a Person that is not an Affiliate of the Borrower, (y) for a bona fide business purpose (as determined in good faith by the Borrower) or on terms that are not less favorable to the Borrower than those that would have been obtained in a comparable arm's-length transaction with a Person that is not an Affiliate (as determined in good faith by the Borrower) or (z) in connection with which such Person ceases to constitute a Subsidiary or (II) such Person otherwise constitutes an Excluded Subsidiary other than as a result of clause (ii) of the definition of “Excluded Subsidiary” as such clause relates to non-Wholly-Owned Subsidiaries, the sole purpose of such transaction may not be to release such Guarantor from the Guarantees;”
(g)    Section 13.1 of the Existing Credit Agreement is hereby amended by amending and restating clause (y) of the second proviso thereof as follows:
“(y) notwithstanding anything to the contrary in clause (x), (i) extend the final expiration date of any Lender's Commitment without the written consent of such Lender, (ii) increase the aggregate amount of the Commitments of any Lender without the written consent of such Lender or (iii) contractually subordinate the Obligations or the Liens securing the Obligations granted under the other Credit Documents, to any other Indebtedness for borrowed money or Lien to secured Indebtedness for borrowed money (other than any Term Priority Collateral) (including, without limitation, any Indebtedness for borrowed money or Lien to secured Indebtedness for borrowed money issued under this Agreement or any other agreement), as the case may be, of any Credit Party (the “Priming Indebtedness”) with-out the written consent of each Lender directly and adversely affected thereby unless each directly and adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are directly and adversely affected thereby held by each Lender) of such Indebtedness on the same terms (other than bona fide backstop fees and similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) as offered to all other providers (or their Affiliates) of such Indebtedness (it being understood that this clause (iii) shall not (A) override the permission for transactions otherwise permitted under this Agreement, (B) restrict an amendment to increase the maximum permitted amount of lndebtedness that is secured by Liens on all or a portion of the Collateral on a senior basis to the Liens securing the Obligations or (C) apply to the incurrence of debtor-in-possession financing (or similar financing arrangements in in-solvency proceedings in non-U.S. jurisdictions), in each case, solely in connection with an exchange of the Loans for such Priming Indebtedness or the repayment of such Loans with the proceeds of such Priming Indebtedness,”
(h)    Section 13 of the Existing Credit Agreement is hereby amended by adding the following new Sections 13.26 and 13.27 at the end thereof:
“13.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of applicable Resolution Authority.
13.27 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal

Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(c)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Sup-ported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States.
(d)    As used in this Section 13.27, the following terms have the fol-lowing meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 2. Conditions to Effectiveness. The effectiveness of this Agreement shall become effective on the first date (the “Amendment No. 6 Effective Date”) when each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms hereof:
(i)    the Administrative Agent shall have received counterparts to this Agreement from the Borrower, the other Credit Parties and Lenders constituting all of the Lenders;
(ii)    the representations and warranties set forth in Section 8 of the Credit Agreement shall be true and correct in all material respects on and as of the date of such effectiveness; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;
(iii)    no Event of Default shall have occurred and be continuing or shall result upon giving effect to the Amendment No. 6 Effective Date;
(iv)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in clauses (ii) and (iii) of this Section 2; and
(v)    the Administrative Agent shall have received a fully executed copy of Amendment No. 3 to the Term Loan Credit Agreement and the “Amendment No. 3 Effective Date” under and as defined therein shall have occurred.
SECTION 3. Expenses. Each of the Credit Parties hereby reconfirms its respective obligations pursuant to Section 13.5 of the Credit Agreement to pay all reasonable and documented out-of- pocket expenses incurred by the Administrative Agent in connection with this Agreement.
SECTION 4. Reaffirmation of the Credit Parties. Each Credit Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Credit Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Existing Credit Agreement, this Agreement or in any other Credit Document to which it is a party are, and shall continue to be, in foll force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing security interests granted by such Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.
SECTION 5. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 13.1 of the Credit Agreement.
SECTION 6. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of; or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in foll force and effect. It 1s understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Credit Document and a Joinder Agreement. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, foes and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.
SECTION 7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
SECTION 9. Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties represents and warrants to the other party/ies that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party's constitutive documents.
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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BDF ACQUISITION CORP., as Borrower and
Borrower Representative

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer

BDF INTERMEDIATE, LLC, as Holdings

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer

BOB’S DISCOUNT FURNITURE, LLC, as a Guarantor

By:	/s/ Jeremy Aguilar
Name: Jeremy Aguilar
Title: Chief Financial Officer
Amendment No. 6 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency Services
Amendment No. 6 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Pierre Noriega
Name: Pierre Noriega
Title: Authorized Signatory
Amendment No. 6 to Revolving Credit Agreement – Signature Page

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Danielle Calo
Name: Danielle Calo
Title: Associate Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Director
Amendment No. 6 to Revolving Credit Agreement – Signature Page